Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-193904, 333-172142, 333-128379, 333-119747 and 333-150773) of Beacon Roofing Supply, Inc. (the “Company”) of our report dated February 16, 2016, with respect to the consolidated financial statements of CDRR Investors, Inc. as of and for the year ended December 31, 2014, and included in Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 16, 2016.

/s/ Ernst & Young LLP

Dallas, Texas

February 16, 2016